UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2021

OPTION CARE HEALTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-11993	05-0489664
(Commission File Number)	(IRS Employer Identification No.)

3000 Lakeside Dr. Suite 300N, Bannockburn, IL	60015
(Address of Principal Executive Offices)	(Zip Code)

(312) 940-2443

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPCH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Overview

On October 27, 2021, Option Care Health, Inc. (“Option Care Health” or the “Company”) issued $500 million in aggregate principal amount of 4 3⁄8% senior notes due 2029 (the “Notes”) at an issue price of 100.000% (the “Offering”), under an indenture dated as of October 27, 2021 (the “Indenture”), among the Company, the guarantors party thereto and Ankura Trust Company, LLC, as trustee, registrar and paying agent.

On October 27, 2021, the Company also entered into (i) an agreement to amend and restate its existing first lien term loan B facility to, among other things, provide for $600 million aggregate principal amount of refinancing term loans and extend its maturity to 2028 (the “New First Lien Term Loan Facility”), and (ii) an agreement to amend its existing asset-based lending revolving credit facility to, among other things, extend its maturity to 2026, decrease the applicable margin and align with the changes to the New First Lien Term Loan Facility (such facility, as so amended, the “ABL Facility” and together with the New First Lien Term Loan, the “Senior Secured Facilities”).

The Company used the proceeds from the Offering, together with the New First Lien Term Loan Facility and cash on hand, to refinance borrowings outstanding under its existing first lien term loan B facility, and to pay fees and expenses in connection therewith and with the Offering.

The Notes and related guarantees were offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. persons pursuant to Regulation S under the Securities Act.

The description in this Current Report on Form 8-K (this “Report”) of the Indenture, the Notes, the New First Lien Term Loan Facility and the ABL Facility does not purport to be complete and is qualified in its entirety by reference to the full text of each of such documents, which are filed as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, to this Report and are incorporated herein by reference.

Indenture and Notes

The following is a brief description of the material provisions of the Indenture and the Notes:

Interest; Ranking; Note Guarantees

The Notes bear interest at a rate of 4.375% per annum payable semi-annually in arrears on October 31 and April 30 of each year, commencing April 30, 2022. The Notes are general senior unsecured obligations of the Company and rank equally in right of payment with any of the Company’s existing and future senior indebtedness, including obligations under our Senior Secured Facilities, and senior in right of payment to any future subordinated indebtedness of the Company. The Notes are effectively subordinated to any existing and future secured indebtedness of the Company, to the extent of the value of the assets securing such indebtedness (including borrowings under the Senior Secured Facilities). The Notes are guaranteed on a senior unsecured basis by each of our existing and future wholly-owned domestic restricted subsidiaries (the “Guarantors”) that incurs or guarantees debt under the New First Lien Term Loan Facility (the “Guarantees”), subject to certain exceptions. The Notes and the related Guarantees are structurally subordinated to any existing and future indebtedness and other liabilities, including preferred stock, of the Company’s non-guarantor subsidiaries.

Optional Redemption

The Company may redeem all or part of the Notes prior to October 31, 2024, at a price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a customary “make-whole” premium, as described in the Indenture. At any time and from time to time on or after October 31, 2024, the Company may redeem all or part of the Notes at the applicable redemption prices described in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The Company may also redeem up to 40% of the aggregate principal amount of Notes at any time prior to October 31, 2024, at a redemption price equal to 104.375% with an amount equal to or less than the net cash proceeds from certain equity offerings, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Change of Control

Subject to certain limitations, in the event of a Change of Control (as defined in the Indenture), the Company will be required to offer to repurchase the Notes from holders at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

Covenants; Events of Default

The Indenture contains certain covenants, including, among others, covenants that restrict the Company and its restricted subsidiaries’ ability to incur or guarantee additional indebtedness or issue disqualified stock or certain preferred stock, pay dividends and make other distributions or repurchase stock, make certain investments, create or incur liens, sell assets, enter into restrictions affecting the ability of restricted subsidiaries to make distributions, loans or advances or transfer assets to the Company or the Guarantors, enter into certain transactions with the Company’s affiliates, designate restricted subsidiaries as unrestricted subsidiaries, and merge, consolidate or transfer or sell all or substantially all of the Company’s or the Guarantors’ assets. These covenants are subject to a number of important limitations and exceptions. Most of these covenants will not apply to the Company and its restricted subsidiaries during any period in which the Notes are rated investment grade by any two of Moody’s Investors Service, Inc., S&P Global Ratings and Fitch Inc.

The Indenture also contains customary provisions for events of default including, but not limited to, for failure to pay principal or interest when due and payable, failure to comply with covenants or agreements in the Indenture or the Notes and failure to cure or obtain a waiver of such default upon notice, and events of bankruptcy, insolvency or reorganization affecting the Company and certain of its subsidiaries. In the case of an event of default, the principal amount of the Notes plus accrued and unpaid interest may be accelerated.

The New First Lien Term Loan Facility

Overview

On October 27, 2021, the Company entered into an agreement to amend and restate its existing first lien credit facility agreement dated as of August 6, 2019 (as previously amended by that certain first amendment, dated as of January 21, 2021), by and among HC Group Holdings II, LLC, the Company (formerly known as BioScrip, Inc.), as parent borrower (the “Parent Borrower”), the guarantors party thereto from time to time, and Bank of America, N.A., as administrative agent, and the other lenders party thereto governing the Company’s existing first lien term loan facility (the “New First Lien Term Loan Facility Agreement”) to, among other things, provide $600 million of refinancing term loans and extend the maturity of the first lien credit facility to 2028.

The following is a brief description of the material provisions of the New First Lien Term Loan Facility Agreement as amended and restated:

Maturity; Prepayments

The New First Lien Term Loan Facility is repayable in quarterly installments of $1.5 million plus interest and will mature on October 27, 2028.

Security; Guarantees

The New First Lien Term Loan Facility is guaranteed by any subsidiary that is or has become a Borrower (as such term is defined in the New First Lien Term Loan Agreement) thereunder and each existing and subsequently acquired or organized direct or indirect material wholly-owned U.S. subsidiary of the Parent Borrower, with certain customary exceptions.

The New First Lien Term Loan Facility is secured by a first priority security interest in each of the Parent Borrower’s subsidiaries’ capital stock (subject to certain exceptions) and substantially all of the assets and property of the Parent Borrower and the other Loan Parties (other than the ABL Priority Collateral (as defined below)), but excluding all real property (the “Term Loan Priority Collateral”), subject to permitted liens and other exceptions, and a second priority security interest in the ABL Priority Collateral.

Interest

Borrowings under the New First Lien Term Loan Facility bear interest at a rate equal to, at the Parent Borrower’s option, either (i) LIBOR (or a comparable successor rate, with a floor of 0.50% per annum) plus an applicable margin of 2.75% for Eurocurrency Rate Loans (as such term is defined in the New First Lien Term Loan Agreement) and (ii) a base rate determined in accordance with in the New First Lien Term Loan Agreement, plus 1.75% for Base Rate Loans (as such term is defined in the New First Lien Term Loan Agreement).

Covenants

The New First Lien Term Loan Agreement contains a number of affirmative and negative covenants customary for secured term loan facilities that, among other things, with certain exceptions, limits or restricts the Parent Borrower’s and the restricted subsidiaries’ ability to incur or guarantee additional indebtedness or issue disqualified stock or certain preferred stock; pay dividends and make other distributions or repurchase stock; make certain investments; create or incur certain liens; sell assets; enter into agreements that restrict the ability of restricted subsidiaries to make dividends, distributions or other payments; enter into certain transactions with affiliates; designate restricted subsidiaries as unrestricted subsidiaries; and merge, consolidate, or transfer or sell assets.

Events of Default

The New First Lien Term Loan Facility Agreement contains customary events of default, including, among other things, non-payment of principal, interest or other amounts; material inaccuracy of a representation or warranty; violation of a covenant, condition or agreement; cross-default and/or cross-acceleration to indebtedness; bankruptcy and insolvency events; unsatisfied judgments in excess of the greater of $50.0 million; actual or asserted invalidity of any material guarantee or security document; and a change of control. Failure to comply with the provisions of the New First Lien Term Loan Facility (subject to certain grace periods and the ability to cure) could, absent a waiver or an amendment from the lenders thereunder, permit the acceleration of all outstanding borrowings thereunder.

The ABL Facility

Overview

On October 27, 2021, the Company entered into an agreement to amend its existing asset-based lending revolving credit facility dated as of August 6, 2019 by and among HC Group Holdings II, LLC, as initial borrower, the Parent Borrower, the other borrowers party thereto from time to time (collectively, the “Borrowers”), the guarantors party thereto from time to time, Bank of America, N.A., as administrative agent, swing line lender and issuing bank, and the other lenders party thereto from time to time (as amended, modified or supplemented on or prior to the date hereof, the “ABL Credit Agreement”) providing for an asset-based lending revolving credit facility, to, among other things, extend the maturity of the asset-based lending revolving credit facility to 2026 and decrease the margin applicable thereto.

The following is a brief description of the material provisions of the ABL Facility:

Maturity; Prepayments

The ABL Facility will mature on October 27, 2026. Borrowings under the ABL Credit Agreement may be borrowed, repaid and re-borrowed without premium or penalty.

Security; Guarantees

The ABL Facility is guaranteed by any subsidiary that is or has become a Borrower thereunder and each restricted subsidiary of the Parent Borrower that is a material subsidiary organized in the United States, with certain customary exceptions.

The ABL Facility is secured by a first priority security interest in the Parent Borrower’s and each Loan Parties’ inventory, accounts receivable, cash, deposit accounts and certain assets and property related thereto (the “ABL Priority Collateral”), in each case subject to certain exceptions, and a second priority interest in the Term Loan Priority Collateral (as defined above), which, for the avoidance of doubt, excludes all real property.

Interest

Borrowings under the ABL Facility bear interest at a rate equal to, at the Borrowers’ election, either (i) a base rate determined in accordance with the ABL Credit Agreement plus an applicable margin, which is equal to between 0.25% and 0.75% based on the historical excess availability as a percentage of the Line Cap (as such term is defined in the ABL Credit Agreement) and (ii) LIBOR (or a comparable successor rate, with a floor of 0.00% per annum) plus an applicable margin, which is equal to between 1.25% and 1.75% based on the historical excess availability as a percentage of the Line Cap.

Fees

The Borrowers pay certain recurring fees with respect to the ABL Facility, including (i) fees on the unused commitments of the lenders under the ABL Facility, of 0.25% with one step-down to 0.375%, depending on historical average utilization, and (ii) letter of credit fees on the aggregate face amounts of outstanding letters of credit based on the applicable margin for LIBOR-based loans as set forth above.

Covenants

The ABL Facility contains a number of affirmative and negative covenants customary for asset-based revolving facilities that, among other things, with certain exceptions, limits or restricts the Parent Borrowers’ and the restricted subsidiaries’ ability to incur or guarantee additional indebtedness or issue disqualified stock or certain preferred stock; pay dividends and make other distributions or repurchase stock; make certain investments; create or incur certain liens; sell assets; enter into agreements that restrict the ability of restricted subsidiaries to make dividends, distributions or other payments; enter into certain transactions with affiliates; designate restricted subsidiaries as unrestricted subsidiaries; and merge, consolidate, or transfer or sell assets.

In addition, under the ABL Facility, the Borrowers are required to comply with a springing fixed charge coverage ratio covenant of 1.00:1.00, which is tested upon certain springing events.

Events of Default

The ABL Facility contains customary events of default, including, among other things, non-payment of principal, interest or other amounts; material inaccuracy of a representation or warranty; violation of a covenant, condition or agreement; cross-default and/or cross-acceleration to indebtedness; bankruptcy and insolvency events; failure to deliver borrowing base certificates; unsatisfied judgments in excess of the greater of $50.0 million; actual or asserted invalidity of any material guarantee or security document; and a change of control. Failure to comply with the springing fixed charge coverage ratio covenant or the other provisions of the ABL Facility (subject to certain grace periods and the ability to cure) could, absent a waiver or an amendment from the lenders thereunder, restrict the availability of the ABL Facility and permit the acceleration of all outstanding borrowings thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
4.1	Indenture, dated as of October 27, 2021
4.2	Form of 4 3⁄8% Senior Notes due 2029 (included in Exhibit 4.1)
10.1	New First Lien Term Loan Facility Agreement, dated as of October 27, 2021
10.2	ABL Credit Agreement, dated as of October 27, 2021
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Option Care Health, Inc.

Date: October 29, 2021	By:	/s/ Michael Shapiro
	Name:	Michael Shapiro
	Title:	Chief Financial Officer